CONFIRMATION AGREEMENT


      THIS CONFIRMATION AGREEMENT dated this 27th day of August, 1997 (the "Agreement") by and among ROBERT F. TANNENHAUSER ("RT") in favor of STERLING NATIONAL BANK, a national banking association formerly known as Sterling National Bank & Trust Company of New York ("Lender").

                                    PREAMBLES

      WHEREAS, RT executed and delivered a Guaranty of All Liabilities and Security Agreement dated as of December 19, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") to the Lender with respect to present and future obligations due and owing to the Lender by BLC Financial Services, Inc. and Business Loan Center, Inc., (together, the "Principal Obligors") pursuant to a certain Revolving Credit Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time (the "Revolving Credit Agreement") and related documentation;

      WHEREAS, concurrently with the execution of this Agreement, Lender and Principal Obligors have entered into a certain Amended and Restated Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Restated Credit Agreement") pursuant to which, among other things, the Lender and Principal Obligors agree to do the following: (i) the Business Loan Center, a New York general partnership, shall no longer be a "Borrower" and (ii) Lender shall no longer make certain advances against the Unguaranteed Portions of Eligible SBA Loans, as defined therein;

      WHEREAS, concurrently with the execution of this Agreement, the Lender and Transamerica Business Credit Corporation ("Transamerica") have entered into a certain Partial Assignment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Partial Assignment") pursuant to which the Lender has transferred and assigned to Transamerica all of its rights, title and interest to and all of its obligations under the portions of the Revolving Credit Loans previously advanced by the Lender against the Unguaranteed Portion of Eligible SBA Loans, and certain related Obligations, Collateral and other assets and Transamerica is assuming all rights and obligations of Lender with respect to future loans against the Unguaranteed Portion of Eligible SBA Loans, as more particularly set forth therein; and
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      NOW, THEREFORE, in order to induce Lender to enter into the Restated
Credit Agreement and the Partial Assignment, RT hereby:

            (a) ratifies and confirms his Guaranty,

            (b) ratifies and confirms that the "Liabilities" covered by the Guaranty include, without limitation, all present and future obligations of the Obligors under or in connection with the Restated Credit Agreement,

            (c) agrees that the Reference in the Guaranty to the "Revolving Credit Agreement between the Obligors and the Bank dated the date of this Agreement" shall refer to the Restated Credit Agreement, as now or hereafter amended, restated or replaced,

            (d) acknowledges that the Bank has changed its name to Sterling National Bank and

            (e) agrees, covenants, represents and warrants that, as of the date hereof, he does not have any offset, defense or counter claim or any kind, nature or description against the Lender with respect to his Guaranty.

      IN WITNESS WHEREOF, the RT has executed and delivered this Agreement as of the date first written above.


                                          /s/ Robert F. Tannenhauser
                                          --------------------------
                                          ROBERT F. TANNENHAUSER